EXHIBIT 1

AGREEMENT OF JOINT FILING

Stonehill Capital Management LLC, Stonehill Institutional Partners, L.P., John Motulsky, Christopher Wilson, Thomas Varkey, Peter Sisitsky, Michael Thoyer, Jonathan Sacks and Michael Stern hereby agree that the Statement on Schedule 13D to which this agreement is attached as an exhibit as well as all future amendments to such Statement, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended.

Dated: May 23, 2016

STONEHILL CAPITAL MANAGEMENT LLC

By:	/s/ Paul Malek
Paul Malek
General Counsel

Stonehill Institutional Partners, L.P.

By:	/s/ Paul Malek
Paul Malek
General Counsel of Stonehill Capital Management LLC, its investment adviser

JOHN MOTULSKY

/s/ Paul Malek
Paul Malek
Attorney-in-Fact for John Motulsky

CHRISTOPHER WILSON

/s/ Paul Malek
Paul Malek
Attorney-in-Fact for Christopher Wilson

THOMAS VARKEY

/s/ Paul Malek
Paul Malek
Attorney-in-Fact for Thomas Varkey

JONATHAN SACKS

/s/ Paul Malek
Paul Malek
Attorney-in-Fact for Jonathan Sacks

PETER SISITSKY

/s/ Paul Malek
Paul Malek
Attorney-in-Fact for Peter Sisitsky

MICHAEL THOYER

/s/ Paul Malek
Paul Malek
Attorney-in-Fact for Michael Thoyer

MICHAEL STERN

/s/ Paul Malek
Paul Malek
Attorney-in-Fact for Michael Stern